EXHIBIT 9.1

Nate's Food Co. Announces A $8 Billion Aviation Fuel Joint Venture Agreement

Huntington Beach, CA January 10, 2024 - Nate's Food Co (OTC: NHMD) is thrilled to announce a groundbreaking joint venture agreement for the sale of $8 billion in aviation fuel. This collaboration, meticulously developed since December 2023, not only underscores the company's strategic position in the energy and commodities market, but also highlights the critical importance of securing a consistent monthly supply of aviation fuel. While securing buyers for commodities is commonplace, Nate's Food Co's emphasis is on securing a consistent monthly supply which is a crucial factor for contributing to sustained success.

This joint venture involves a direct collaboration with a highly regarded refinery allotment holder, ensuring us a reliable monthly allotment of up to 8 million barrels of aviation fuel. This remarkable commitment translates into an annual supply of 96 million barrels, significantly bolstering the company's growth trajectory and establishing a prominent presence in the aviation fuel sector.

Nate's Food Co's CEO, Nate Steck expressed his enthusiasm for this pivotal partnership, stating, "This joint venture represents a remarkable achievement for the Company as we solidify our position in the aviation fuel market. The ability to maintain a consistent and substantial supply of jet fuel empowers us to efficiently meet our clients' needs and ensures our sustainable growth within the industry."

The company's next strategic step is to obtain its fuel storage tanks in Rotterdam, Netherlands and Houstin, Texas. We have made substantial progress in this regard, as our Joint Venture partner has introduced us to tank farms, and we are in the process of securing a tank storage agreement with a tank farm. The tank storage agreement enables us to purchase fuel from our Joint Venture partner and distribute it within our extensive buyer network.

The Company can potentially increase the monthly allotment under the joint venture to meet any surging demand. The company plans to leverage this newly secured supply chain to cultivate and engage potential buyers for aviation fuel as part of the joint venture.

Nate's Food Co has already established a vast network of buyer's agents who will promptly initiate the sales process for the aviation fuel supply under the joint venture agreement. The company's unwavering commitment to delivering top-quality fuel and its ability to foster robust relationships within the industry sets a promising stage for this endeavor.

About Nate's Food Co (OTC: NHMD): Nate's Food Co is a dynamic and forward-thinking company dedicated to providing high-quality solutions to its clients, with a strong focus on the commodity business.

Please note that certain statements in this release constitute forward-looking statements. These statements include the capabilities and success of the Company's business and any of its products, services, or solutions. The words "believe," "forecast," "project," "intend," "expect," "plan," "should," "would," and similar expressions, and all statements that are not historical facts, are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, any of which could cause the Company to not achieve some or all of its goals or the Company's previously reported actual results, performance (finance or operating) to change or differ from future results, performance (financing and operating) or achievements, including those expressed or implied by such forward-looking statements. More detailed information about the Company and the risk factors that may affect the realization of forward-looking statements is set forth in the Company's filings with the SEC, copies of which may be obtained from the SEC's website at www.sec.gov. The Company assumes no obligation to update the forward-looking statements contained in this press release.

Please be aware that while the Company believes that its revenue-related calculations are accurate and based on factual information, there can be no assurance that the Company will be able to achieve all projections due to a number of business-related factors.

For more information: Nate’s Food Co.

Email: nate@nateshomemade.com

Phone: 650-222-5141

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